              AMENDMENT TO AMENDED AND RESTATED CUSTODIAN AGREEMENT


         Amendment to the Amended and Restated Custodian Agreement made as of May 1, 2002, by and between Penn on Series Funds, Inc. ("Penn Series") and PFPC Trust Company ("Custodian").

                                   WITNESSETH:

         WHEREAS, Penn Series and Provident National Bank have entered into an Amended and Restated Custodian on Agreement (the "Agreement") dated as of October 28, 1992;

         WHEREAS, Provident National Bank assigned the Agreement to its affiliate, the Custodian, on December 31, 1998;

         WHEREAS, Schedule A to the Agreement lists certain portfolios of Penn Series (collectively, the "Funds," or individually, a "Fund") of which the Custodian provides custodial services to the Funds pursuant to the terms and conditions of such Agreement; and

         WHEREAS, Penn Series and the Custodian wish to amend and restate Schedule A of the Agreement for the on purpose of adding additional portfolios of Penn Series to the Agreement.

         NOW THEREFORE, Penn Series and Custodian hereby adopt an amended and restated Schedule A to the on Agreement for the purpose of adding additional portfolios of Penn Series in the form attached hereto.


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed to be executed by their on officers designated below as of the day and year first written above.


PENN SERIES FUNDS, INC.                     PFPC TRUST COMPANY

By:                                         By:
         ---------------------------               ---------------------------
Name:    Peter M. Sherman                   Name:
                                                   ---------------------------
Title:   President                          Title:
                                                   ---------------------------
Date:                                       Date:
         ---------------------------               ---------------------------

                                   APPENDIX A


                                   PORTFOLIOS


                          Penn Series Money Market Fund

                     Penn Series Limited Maturity Bond Fund

                          Penn Series Quality Bond Fund

                        Penn Series High Yield Bond Fund

                        Penn Series Flexibly Managed Fund

                          Penn Series Core Equity Fund

                         Penn Series Growth Equity Fund

                        Penn Series Large Cap Value Fund

                           Penn Series Index 500 Fund

                         Penn Series Mid Cap Growth Fund

                         Penn Series Mid Cap Value Fund

                        Penn Series Emerging Growth Fund

                        Penn Series Small Cap Value Fund

                      Penn Series International Equity Fund

                        Penn Series Strategic Value Fund

                              Penn Series REIT Fund

                        Penn Series Large Cap Growth Fund



                                      A-1